UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2024
CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800, The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On July 26, 2024, Conn’s, Inc. (the “Company”) was notified by the staff of The Nasdaq Stock Market (“Nasdaq”) that it had determined to commence proceedings to delist the Company’s securities from trading on Nasdaq. As a result of this determination, trading in the Company’s common stock will be suspended at the opening of business on August 6, 2024, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.
Nasdaq reached its decision that the Company is no longer suitable for listing pursuant to Listing Rules 5101, 5110(b), and 5101-1, after the Company’s disclosure on July 25, 2024, that the Company, together with certain of its subsidiaries, had filed for protection under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).
Taking into account the Company’s desire to reduce operating expenses and maximize the value of its estates, the Company does not intend to appeal Nasdaq’s determination.
The Company expects that the trading of its common stock will transition to the OTC Bulletin Board or “pink sheets” market shortly.
The transition to over-the-counter markets will not affect the Company’s operations or business and does not change its reporting requirements under SEC rules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S INC.

Date: August 1, 2024	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Executive Vice President, Chief Financial Officer